Exhibit 5.1

Reed Smith LLP

435 Sixth Avenue

Pittsburgh, PA 15219-1886

412.288.3131

Fax 412.288.3063

April 28, 2004

Westinghouse Air Brake Technologies Corporation

1001 Air Brake Avenue

Wilmerding, PA 15148-0001

Ladies and Gentlemen:

We have acted as counsel to Westinghouse Air Brake Technologies Corporation (the “Company”) in connection with the Registration Statement (the “Registration Statement”) relating to up to 27,429 shares of Common Stock, par value $0,01 per share, of the Company (the “Common Stock”) which may be issued or delivered to eligible employees of the Company under the Company’s Bonus Plan Agreements (the “Agreements”). In rendering our opinion below, we have assumed that any shares of Common Stock which have been reacquired and are then delivered under the Agreements will have been duly authorized, validly issued and fully paid at the time of their original issuance.

In connection with this opinion, we have examined, among other things:

(1) the Articles of Incorporation of the Company, as amended to date;

(2) the Bylaws of the Company, as amended to date;

(3) resolutions reported to us as having been adopted by the Board of Directors of the Company on February 17, 2004 approving the filing of the Registration Statement;

(4) resolutions reported to us as having been adopted by the Board of Directors of the Company on February 17, 2004 approving the Bonus Plan Agreements; and

(5) the Agreements, as currently in effect.

Based upon the foregoing and upon an examination of such other documents, corporate proceedings, statutes, decisions and questions of law as we considered necessary in order to enable us to furnish this opinion, and subject to the assumptions set forth above, we are pleased to advise you that in our opinion the 27,429 shares of Common Stock being registered and which may be issued or delivered by the Company pursuant to the provisions of the Plans have been duly authorized, and upon such issuance in accordance with the provisions of the Plans such shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Opinion”.

Very truly yours,

REED SMITH LLP

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